EXHIBIT 4.487
THE BANK OF NEW YORK MELLON
AS COLLATERAL AGENT
AND
THE COMPANIES LISTED IN SCHEDULE 1
AS PLEDGORS

CONFIRMATION AGREEMENT

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

THIS CONFIRMATION AGREEMENT is made on 8 September 2011
BETWEEN:
(1)	THE BANK OF NEW YORK MELLON, acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement (as defined below) for the benefit of the Secured Parties (as defined below), together with its successors and permitted assigns in such capacity (the “Collateral Agent”); and
(2)	The pledgors listed in schedule 1 (the “Pledgors”).
WHEREAS:
(A)	Pursuant to a credit agreement (the “Credit Agreement”) dated 5 November 2009 and entered into between Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv Corporation and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as amended by amendment agreements dated 21 January 2010, 4 May 2010, 30 September 2010, 9 February 2011 and 11 March 2011, as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, certain loan facilities (the “Facilities”) were made available to the Borrowers (as defined below).

(B)	Pursuant to an indenture (the “2009 Senior Secured Notes Indenture”) dated 5 November 2009 and entered into between the 2009 Issuers (as defined below), the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the 2009 Issuers.

(C)	On 5 November 2009, the Collateral Agent, The Bank of New York Mellon as trustee under the 2009 Senior Secured Notes Indenture, Credit Suisse AG as administrative agent under the Credit Agreement, and the Loan Parties (as defined below) as at that date and certain other parties, entered into an intercreditor agreement (the “First Lien Intercreditor Agreement”) amended by an amendment dated 21 January 2010 and as further amended, novated, supplemented, restated or modified from time to time.

(D)	Pursuant to an indenture (the “2010 Senior Secured Notes Indenture”) dated 15 October 2010 and entered into between the 2010 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the 2010 Issuers.

(E)	Pursuant to a merger effective as of 21 December 2010, BPH III (as defined in Schedule 1) has absorbed Reynolds Consumer Products (Luxembourg) S.à r.l. (“RCP Lux”) and Closure Systems International (Luxembourg) S.à r.l. (“CSI Lux”) (the “Merger”).

(F)	Pursuant to an indenture (the “February 2011 Senior Secured Notes Indenture”) dated 1 February 2011 and entered into between the February 2011 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the February 2011 Issuers.

(G)	On 9 August 2011, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv Corporation and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, together with certain other parties entered into an amendment no. 6 and incremental term loan assumption agreement (the “Amendment No. 6”) relating to the Credit Agreement (the “Second Amended and Restated Credit Agreement”).

(H)	Pursuant to an indenture (the “August 2011 Senior Secured Notes Indenture”) dated 9 August 2011 and entered into between RGHL US Escrow II Inc. and RGHL US Escrow II LLC (collectively, the “August 2011 Escrow Issuers”) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, together with certain other parties, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the August 2011 Escrow Issuers (the “August 2011 Senior Secured Notes”). On or about the date of this agreement, the August 2011 Senior Secured Notes shall be released from escrow, RGHL US Escrow II Inc. and RGHL US Escrow II LLC shall be merged with and into Reynolds Group Issuer Inc. and Reynolds Group Issuer LLC (together with Reynolds Group Issuer (Luxembourg) S.A., the “August 2011 Ultimate Issuers”), respectively, and the obligations of the August 2011 Escrow Issuers shall be assumed by the August 2011 Ultimate Issuers pursuant to one or more supplemental indentures between, among others, the August 2011 Escrow Issuers, the August 2011 Ultimate Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent.

(I)	On or about the date hereof, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., each of the Security Reaffirming Parties therein, Credit Suisse AG as administrative agent and The Bank of New York Mellon, as trustee and collateral agent and Wilmington Trust (London) Limited, as collateral agent, have entered into a reaffirmation agreement (the “Reaffirmation Agreement”) pursuant to which each Security Reaffirming Party (i) reaffirmed the Security Documents (as defined therein) to which they are a party, (ii) confirmed and reaffirmed its respective guarantee of the obligations as provided in the Second Amended and Restated Credit Agreement and (iii) confirmed and reaffirmed that its respective non-Swiss law security extends to the Second

Amended and Restated Credit Agreement and the Additional Obligations as a result of the Secured Notes Designation (as defined below).
(J)	As a condition precedent to the issuance of the August 2011 Senior Secured Notes and any further borrowing under the Second Amended and Restated Credit Agreement, the Pledgors have agreed to confirm the security interest granted under each of the pledge agreements (as listed in schedule 2 hereto, the “Pledge Agreements”).

(K)	The Obligations in respect of the August 2011 Senior Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) will or have been designated as “Additional Obligations” under, and in accordance with, section 5.02 (c) of the First Lien Intercreditor Agreement (the“Secured Notes Designation”).
THE PARTIES AGREE AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the First Lien Intercreditor Agreement and/or the Pledge Agreements shall bear the same meaning herein, unless expressly provided to the contrary.

1.2	In this Agreement:

“2009 Issuers” shall mean the “Issuers” under and as defined in the 2009 Senior Secured Notes Indenture, including their successors in interest.

“2010 Issuers” shall mean the “Issuers-”” under and as defined in the 2010 Senior Secured Notes Indenture, including their successors in interest.

“Borrowers” shall mean the “Borrowers” under, and as defined in, the Second Amended and Restated Credit Agreement from time to time.

“February 2011 Issuers” shall mean the “Issuers” under and as defined in the February 2011 Senior Secured Notes Indenture, including their successors in interest.

“Loan Documents” shall mean the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.

“Loan Parties” shall mean the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.

“Secured Obligations” shall mean the “Secured Obligations” under, and as defined in, each of the Pledge Agreements.

“Secured Parties” shall mean the “Secured Parties” under, and as defined in, the First Lien Intercreditor Agreement.

1.3	This Confirmation Agreement may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Confirmation Agreement.

1.4	The Parties agree that this Confirmation Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights , duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

2.	CONFIRMATION

Each Pledgor hereby, for the benefit of the Collateral Agent acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement for the benefit of the Secured Parties, expressly (a) confirms its respective pledges and grants of security interests in the Pledge Agreements to which it is a party and (b) agrees and confirms that the Pledge Agreements and each of the security interests created thereunder shall (i) remain in full force and effect in accordance with their terms subject to any applicable Legal Reservations, (ii) continue to secure the Secured Obligations as they shall be in existence following the Amendment No. 6 to the Second Amended and Restated Credit Agreement and Secured Notes Designation and (iii) extend, subject to the limitations (if any) contained in the relevant Pledge Agreements, to the obligations assumed by any Loan Party under or in connection with the Amendment No. 6 and the Second Amended and Restated Credit Agreement and to the obligations that are “Additional Obligations” as a result of the Secured Notes Designation, without any further actions.

3.	COST

All the Collateral Agent’s costs and expenses, shall be reimbursed in accordance with the provisions of Section 9.05 (Expenses, Indemnity) of the Second Amended and Restated Credit Agreement, as amended and restated from time to time.

4.	PARTIAL INVALIDITY

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

5.	LAW AND JURISDICTION

This Agreement shall be governed by Luxembourg law and the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

This Agreement has been duly executed by the parties in eight copies.

SCHEDULE 1
THE PLEDGORS
1.	REYNOLDS GROUP HOLDINGS LIMITED, a company incorporated in New Zealand with registration number 1812226 (“Parent”);

2.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a société anonyme incorporated under Luxembourg law with registered office at : 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.592 (“BPH I”);

3.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.914 (“BPH II”);

4.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.135 and having a share capital of EUR 404,969,325.- (“BPH III”);

5.	REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B148.957 (“Lux Issuer”);

6.	EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L — 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B152.662 and having a share capital of EUR 12,500.- (“Evergreen”); and

7.	SIG COMBIBLOC HOLDING GMBH, a German limited liability company, having its registered office at Rurstraße 58, 52441 Linnich, Germany, and registered with the Commercial Register of the Local Court Düren under HR B 5751 (“SIG”).

SCHEDULE 2
PLEDGE AGREEMENTS
1.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between Parent as pledgor and the Collateral Agent, such pledge being granted over the shares held by Parent in the share capital of BPH I;

2.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH I in the share capital of BPH III;

3.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH I in the share capital of the Lux Issuer;

4.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into by the Lux Issuer as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by the Lux Issuer towards BPH III under a proceeds loan agreement;

5.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by BPH III towards BPH I;

6.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by BPH I towards BPH III;

7.	a Luxembourg law first ranking pledge over receivables agreement dated 5 November 2009 and entered into between BPH II as pledgor and the Collateral Agent, such pledge being granted over the claims the pledgor owns against BPH I under certain proceeds loans made by BPH II to BPH I;

8.	a Luxembourg law profit participating bond pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the Bonds (as defined therein) issued by BPH III and held by BPH I;

9.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust (the “Luxembourg Account Bank”);

10.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;

11.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between the Lux Issuer as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;

12.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between Reynolds Consumer Products (Luxembourg) S.à r.l. as pledgor (the rights, obligations and liabilities of which have been transferred to BPH III following the Merger) and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;

13.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between Closure Systems International (Luxembourg) S.à r.l. as pledgor (the rights, obligations and liabilities of which have been transferred to BPH III following the Merger) and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;

14.	a Luxembourg law pledge over receivables agreement dated 2 December 2009 and entered into between the Parent as pledgor and the Collateral Agent in the presence of BPH I, such pledge being granted over certain receivables held by the Parent towards BPH I under an intercompany loan agreement;

15.	a Luxembourg law pledge over receivables agreement dated 23 February 2010 and entered into between BPH I as pledgor and the Collateral Agent in the presence of SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA, such pledge being granted over certain receivables held by BPH I towards SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA under certain intercompany loan agreements;

16.	a Luxembourg law bank accounts pledge agreement dated 4 May 2010 and entered into between Evergreen as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;

17.	a Luxembourg law pledge over receivables agreement dated 4 May 2010 and entered into between BPH III as pledgor and the Collateral Agent, such pledge to be granted over certain receivables held by BPH III towards SIG Combibloc Holding GmbH; and

18.	a Luxembourg law pledge over shares agreement dated 4 May 2010 and entered into between SIG as pledgor and the Collateral Agent, such pledge being granted over certain shares of Evergreen held by SIG.

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
The Collateral Agent
THE BANK OF NEW YORK MELLON
Duly represented by:

/s/ Catherine F. Donohue
Name:	Catherine F. Donohue
Title:	Vice President

The Pledgors
REYNOLDS GROUP HOLDINGS LIMITED (formerly known as Rank Group Holdings Limited)
Duly represented by:

/s/ Prudence Wyllie
Name: Prudence Wyllie	Witness: /s/ Fiona Singh
Title: Authorised signatory
Occupation: Lawyer
Address: Sydney, Australia
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L.
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory

SIG COMBIBLOC HOLDING GMBH
Duly represented by:

/s/ Prudence Wyllie
Name:	Prudence Wyllie
Title:	Authorised Signatory